EXHIBIT 99.1

NEWS RELEASE

June 5, 2008	OTC BB: DPDW

DEEP DOWN SELLS $40 MILLION OF COMMON STOCK

CHANNELVIEW, TX – June 5, 2008 – Deep Down, Inc. (OTCBB: DPDW) announced today that it has closed a $40 million private placement of common stock to institutional and accredited investors.  Deep Down sold 57,142,857 shares of its Common Stock at a price of $0.70 per share.  As part of this transaction, Deep Down will file a registration statement covering the resale of the shares of Common Stock acquired in this offering.  Dahlman Rose & Company, LLC acted as exclusive placement agent for the financing.

Deep Down used $22.0 million of the net proceeds to complete the previously announced acquisition of Flotation Technologies, which closed today.  Flotation recently introduced its patent pending CoreTec (TM) drilling riser buoyancy modules, which Deep Down believes can become the industry standard for ultra deepwater applications.  Deep Down will use approximately $12.5 million of the net proceeds to repay a $12 million mezzanine facility that was provided by Prospect Capital Corporation.  This mezzanine facility has a 15.5% annual interest rate.  The Company will use the remaining net proceeds for working capital and general corporate purposes.

"We are extremely pleased by the vote of confidence conveyed by the professional investors who are participating in this private placement.  The ability to raise $40 million with these sophisticated investors validates the business plan and strategy we have developed,” commented Ronald E. Smith, Deep Down’s President and CEO.  “Repayment of the mezzanine facility will give us an essentially debt-free balance sheet and save us over $2.0 million per year in interest and other related costs,” added Eugene L. Butler, Deep Down’s CFO.  “As evidenced by the recent $9 million letter of intent from Delba International to supply and install the deepwater marine drilling riser flotation system for the new-build Delba III semisubmersible drilling rig, we are already experiencing significantly positive developments from our planned ownership of Flotation Technologies,” concluded Robert E. Chamberlain, Jr., Deep Down’s Chairman.

About Deep Down, Inc.

Deep Down specializes in the provision of innovative solutions, installation management, engineering services, support services, custom fabrication and storage management services for the offshore subsea control, umbilical, and pipeline industries. The company fabricates component parts of subsea distribution systems and assemblies that specialize in the development of subsea fields and tie backs. These items include umbilicals, flow lines, distribution systems, pipeline terminations, controls, winches, and launch and retrieval systems, among others. Deep Down provides these services from the initial field conception phase, through manufacturing, site integration testing, installation, topside connections, and the final commissioning of a project.

The Company’s Flotation Technologies subsidiary is a recognized leader in the design and manufacture of deepwater buoyancy systems, specializing in Flotec™ syntactic foam and polyurethane elastomer products. With extensive engineering, design, fabrication, and analysis capabilities, Flotation Technologies provides quick turnaround, cost-effective buoyancy and elastomer products to the worldwide oceanographic, offshore energy, seismic, and military markets.

The Company’s Mako subsidiary serves the growing offshore petroleum and marine industries with technical support services, and products vital to offshore petroleum production, through rentals of its remotely operated vehicles (ROV), topside and subsea equipment, and diving support systems used in diving operations, maintenance and repair operations, offshore construction, and environmental/marine surveys.

The Company’s ElectroWave subsidiary offers products and services in the fields of electronic monitoring and control systems for the energy, military, and commercial business sectors. ElectroWave designs, manufactures, installs, and commissions integrated PLC and SCADA based instrumentation and control systems, including ballast control and monitoring, drilling instrumentation, vessel management systems, marine advisory systems, machinery plant control and monitoring systems, and closed circuit television systems.

The Company’s strategy is to become a leading provider of products and services to the offshore industry, including shallow, deep and ultra-deep water applications in oil and gas exploration, development and production activities and maritime operations.  Management plans to achieve this strategy through organic growth and strategic acquisitions of complementary businesses with technological advantages in deepwater environments.  Deep Down’s customers include Acergy, Aker Kvaerner, Amerada Hess, Anadarko Petroleum Corporation, BHP, BP Petroleum, Cabett, Cooper Cameron, Chevron Corporation, Dril-Quip, Inc., Devon Energy Corporation, Diamond Offshore, Duco, Exxon Mobil Corporation, Helix, JDR, Kerr-McGee Corporation, Marinette Marine Corporation, Marathon Oil Corporation, Nexans, Inc., Noble Energy Inc., Oceaneering International, Inc., Oil States, Petrobras, Royal Dutch Shell, Statoil, Subsea 7, Inc., Technip, Transocean Offshore, Veolia Environmental Services and Wellstream International, among others.  For further company information, please visit www.deepdowninc.com, ,and www.flotec.com, www.makotechnologies.com and www.electrowaveusa.com.

For Further Information

Steven Haag, Investor Relations

ir@deepdowninc.com
281-862-2201 (O)
281-862-2522 (F)

This release may contain forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, and accordingly, the cautionary statements contained in Deep Down's Annual Report on Form 10-KSB for the year ended Dec. 31, 2007 and Quarterly Report on Form 10-QSB for the quarter ended March 31, 2008, and other filings with the Securities and Exchange Commission are incorporated herein by reference.

These factors include, but are not limited to: the offshore oil and gas industry is a historically cyclical industry with levels of activity that are significantly affected by the levels and volatility of oil and gas prices; numerous operating hazards that may not be covered by insurance;  occurrence of an event not fully covered by insurance; losses on fixed-price contracts; failure to  develop new products; Loss of our key management or other personnel; failure to integrate business that we acquire; risks relating to international operations; operating hazards and risks relating to offshore oilfield operations; Laws and government regulations; Environmental laws and regulations and failure to comply with such laws and regulations; Provisions in our corporate documents and Nevada law could delay or prevent a change in control of our Company; We may be unable to successfully compete with other manufacturers of drilling and production equipment; The loss of a significant customer could have an adverse impact on our financial results; Our customers' industries are undergoing continuing consolidation; Increases in the cost of raw materials and energy used in our manufacturing processes; Future capital needs; We depend on third party suppliers for timely delivery of raw materials and supplies; risks relating to protecting our intellectual property; risks relating to infringing on the intellectual property rights of third parties; Limitation on remedies, indemnification. One of our most important responsibilities is to communicate with shareholders in an open and direct manner. Comments are based on current management expectations, and are considered "forward-looking statements," generally preceded by words such as "plans," "expects," "believes," "anticipates," or "intends." We cannot promise future returns. Our statements reflect our best judgment at the time they are issued, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Deep Down expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in its expectations of results or any change in events.